   As filed with the Securities and Exchange Commission on August 16, 1994.

                                                    Registration No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                    Form S-8

                             REGISTRATION STATEMENT

                                     under

                           THE SECURITIES ACT OF 1933

                                ---------------

                           DOW JONES & COMPANY, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                    13-5034940
   (State of incorporation)             (I.R.S. Employer Identification Number)

                               200 Liberty Street
                           New York, New York  10281
          (Address of principal executive offices, including zip code)

                    DOW JONES PROFIT SHARING RETIREMENT PLAN
                              (Full title of plan)

                                 KEVIN J. ROCHE
                             Vice President/Finance
                            Chief Financial Officer

                           Dow Jones & Company, Inc.
                               200 Liberty Street
                           New York, New York  10281
                                  212/416-2000
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                             Proposed           Proposed
                                             Amount           maximum            maximum             Amount of
  Title of securities to be registered        to be       offering price        aggregate          registration
                                          registered(1)    per share(2)     offering price(2)         fee(2)
Common Stock - par value $1.00 per share     250,000          $30.25           $7,562,500              $2,607

Interests in Dow Jones Profit Sharing          *                *                  *                     *
 Retirement Plan*.......................
===============================================================================================================

 * Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Dow Jones Profit Sharing Retirement Plan.

 (1) Based on Dow Jones & Company, Inc.'s estimate of the number of shares of Common Stock that will be purchased pursuant to the Dow Jones Common Stock Fund, one of the investment options under the Dow Jones Profit Sharing Retirement Plan. Pursuant to Rule 416(a), there is also registered such number of additional shares of Common Stock that may become available for purchase under the Dow Jones Profit Sharing Retirement Plan in the event of certain changes in the outstanding shares of Common Stock, including among other things, reorganizations, recapitalizations, restructurings, mergers, stock dividends, stock splits and reclassifications.

 (2) Computed in accordance with Rule 457(h) and Rule 457(c), based upon a price of $30.25 per share, the average of the high and low prices for the Common Stock reported in the consolidated reporting system on August 12, 1994.

================================================================================

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

 The following documents are hereby incorporated herein by reference:

     (i) The Annual Report on Form 10-K of Dow Jones & Company, Inc. (the "Company") for the year ended December 31, 1993 filed pursuant to Section 13 of the Securities Exchange Act of 1934;

     (ii) The Company's Quarterly Reports for the quarters ended March 31, 1994 and June 30, 1994 filed on Form 10-Q pursuant to Section 13 of the Securities Exchange Act of 1934; and

     (iii) The description of the Common Stock of the Company, par value $1.00 per share, contained in the Registration Statement with respect thereto filed on Form 8-A pursuant to the Securities Exchange Act of 1934 and the designation of the Class B Common Stock of the Company, par value $1.00 per share, contained in the Registration Statement with respect thereto filed on Form 8-A pursuant to the Securities Exchange Act of 1934.

  All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities registered hereunder then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

 Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

 Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, employees and agents prosecuted in a criminal action or sued in a civil action or proceeding, including, under certain circumstances, suits by or in the right of the Company, for any expenses, including attorneys' fees, or any liabilities which may be incurred in consequence of such action or proceeding, under the conditions stated in that action.

  Section 32 of the Company's bylaws provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

  The Company maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of the Company and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and the Company's bylaws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

 Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit Number   Description of Exhibit
- --------------   ----------------------

     3.1 The Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated herein by reference to its Form 10-Q for the quarter ended March 31, 1988.

     3.2 The By-laws of the Company are hereby incorporated herein by reference to Exhibit 19.2 to its Form 10-Q for the quarter ended September 30, 1987.

     4.1         Dow Jones Profit Sharing Retirement Plan.

     4.2 Trust Agreement between Fidelity Management Trust Company and Dow Jones & Company, Inc., as amended.

     8.0 The Company undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan.

      23         Consent of Coopers & Lybrand L.L.P., independent accountants

      24         Power of Attorney (included in signature pages hereto)

ITEM 9.   UNDERTAKINGS.

 The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     OTHER

EXPERTS.

  The consolidated financial statements and related financial statement schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Coopers & Lybrand, independent accountants, whose reports thereon are incorporated herein by reference. Such financial statements and schedules have been so incorporated in reliance upon the reports of Coopers & Lybrand given upon their authority as experts in auditing and accounting. The consolidated financial statements of the Company and its subsidiaries, and the Plan, for each future fiscal year, and the report of the Company's and the Plan's independent accountants retained for such fiscal year, will be incorporated herein by reference, provided that such accountants have consented to the use of their reports thereon, in reliance upon the authority of such accountants as experts in auditing and accounting.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 16, 1994.

                              DOW JONES & COMPANY, INC.

                              By       /s/    KEVIN J. ROCHE
                                   -------------------------------
                                          Kevin J. Roche
                                   Vice President/Finance and
                                    Chief Financial Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Kann and Kenneth L. Burenga and each of them (with full power to each of them to act alone), such person's attorney-in-fact, each with power of substitution, for such person in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                         Title                  Date
            ---------                         -----                  ----
1.  Principal executive officer
/s/  PETER R. KANN                   Chief Executive Officer    August 16, 1994
- ----------------------------------        and Director
      Peter R. Kann

2.  Principal financial officer
/s/  KEVIN J. ROCHE                 Vice President/Finance and  August 16, 1994
- ----------------------------------    Chief Financial Officer
      Kevin J. Roche

3.  Principal accounting officer
/s/  THOMAS G. HETZEL                      Comptroller          August 16, 1994
- ----------------------------------
     Thomas G. Hetzel

/s/  RAND V. ARASKOG                         Director           August 16, 1994
- ----------------------------------
     Rand V. Araskog

/s/  KENNETH L. BURENGA                      Director           August 16, 1994
- ----------------------------------
 Kenneth L. Burenga

         Signature                      Title                    Date
         ---------                     ------                    ----
/s/  WILLIAM C. COX, JR.               Director             August 16, 1994
- ----------------------------
     William C. Cox, Jr.

/s/  VERNON E. JORDAN, JR.             Director             August 16, 1994
- ----------------------------
     Vernon E. Jordan, Jr.

/s/  DAVID K. P. LI                    Director             August 16, 1994
- ----------------------------
     David K. P. Li

/s/  RENE C. MCPHERSON                 Director             August 16, 1994
- ----------------------------
     Rene C. McPherson

/s/  JAMES H. OTTAWAY, JR.             Director             August 16, 1994
- ----------------------------
     James H. Ottaway, Jr.

/s/  DONALD E. PETERSEN                Director             August 16, 1994
- ----------------------------
     Donald E. Petersen

/s/  WARREN H. PHILLIPS                Director             August 16, 1994
- ----------------------------
     Warren H. Phillips

/s/  JAMES Q. RIORDAN                  Director             August 16, 1994
- ----------------------------
     James Q. Riordan

/s/  CARL M. VALENTI                   Director             August 16, 1994
- ----------------------------
     Carl M. Valenti

/s/  RICHARD D. WOOD                   Director             August 16, 1994
- ----------------------------
     Richard D. Wood

          Pursuant to the requirements of the Securities Act of 1933, the Plan Committee of the Dow Jones Profit Sharing Retirement Plan has duly caused this Registration Station to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South Brunswick, State of New Jersey, on August 16, 1994.

                              DOW JONES PROFIT SHARING RETIREMENT PLAN


                              By        /s/    LEONARD E. DOHERTY
                                   -----------------------------------
                                          Leonard E. Doherty
                                      Chairman, Plan Committee

                                 EXHIBIT INDEX

Exhibit Number         Document                               Method of Filing

      3.1              The Restated Certificate of             Not Applicable
                       Incorporation of the Company, as
                       amended, is hereby incorporated
                       herein by reference to its Form
                       10-Q for quarter ended March 31,
                       1988.

      3.2              The By-laws of the Company are          Not Applicable
                       hereby incorporated herein by
                       reference to Exhibit 19.2 to its
                       Form 10-Q for the quarter ended
                       September 30, 1987.

      4.1              Dow Jones Profit Sharing and              Electronic
                       Retirement Plan

      4.2              Trust Agreement between Fidelity          Electronic
                       Management Trust Company and Dow
                       Jones & Company, Inc., as amended

      8.0              The Company undertakes to submit        Not Applicable
                       the Plan and any amendments
                       thereto to the Internal Revenue
                       Service in a timely manner and
                       to make all changes required by
                       the Internal Revenue Service in
                       order to qualify the Plan.

      23               Consent of Coopers & Lybrand L.L.P.,      Electronic
                       independent accountants

      24               Power of Attorney                         Electronic
                       (included in signature page
                       hereto)
